Exhibit 10.3

FORTINET, INC.

2008 STOCK PLAN

(as amended and restated through July 22, 2009)

1.	Purposes of the Plan.

The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.	Definitions.

(a)        “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b)        “Applicable Laws” means the requirements relating to the administration of stock option plans under state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c)        “Board” means the Board of Directors of the Company.

(d)        “Code” means the Internal Revenue Code of 1986, as amended.

(e)        “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(f)        “Common Stock” means the Common Stock of the Company.

(g)        “Company” means Fortinet, Inc., a Delaware corporation.

(h)        “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(i)        “Director” means a member of the Board of Directors of the Company.

(j)        “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k)        “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)        “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day determination; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(n)        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(o)        “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q)        “Option” means a stock option granted pursuant to the Plan.

(r)        “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s)        “Option Exchange Program” means a program under which (i) outstanding Options and Stock Purchase Rights are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Optionees would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is reduced or increased. The Administrator will determine the terms and conditions of any Option Exchange Program in its sole discretion.

(t)        “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(u)        “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(v)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)        “Plan” means the Fortinet, Inc. 2008 Stock Plan.

(x)        “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(y)        “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(z)        “Securities Act” means the Securities Act of 1933, as amended.

(aa)      “Service Provider” means an Employee, Director or Consultant.

(bb)      “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(cc)      “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 below.

(dd)      “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to options and sold under the Plan is 5,000,000 Shares, plus (i) any Shares that, as of the date of stockholder approval of this Plan, have been reserved but not issued pursuant to any awards granted under the Fortinet, Inc. Amended and Restated 2000 Stock Plan (the “2000 Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the 2000 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 17,224,412 Shares. There is no maximum number of Shares with respect to which Options or Stock Purchase Rights may be granted to any one Optionee, in the aggregate, in any calendar year. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.	Administration of the Plan.

(a)        Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)        Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)        to determine Fair Market Value;

(ii)        to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii)        to determine the number of Shares to be covered by each such award granted hereunder;

(iv)        to approve forms of agreement for use under the Plan;

(v)        to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)        to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

(vii)        to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(viii)        to initiate an Option Exchange Program;

(ix)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)        to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xi)        to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c)        Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5.	Eligibility.

(a)        Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. For purposes of this Section 5(a), “Service Providers” shall include prospective Service Providers to whom Options or Stock Purchase Rights are granted in connection with written offers of a service relationship with the Company or any Parent or Subsidiary. Any person who is not an Employee on the effective date of the grant of an Option may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee on the condition that such individual become an Employee shall be deemed granted effective on the date such person begins service with the Company or any Parent or Subsidiary. The exercise price of such Incentive Stock Options shall be determined as of such date in accordance with Section 8.

(b)        Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time of the Option with respect to such Shares is granted.

(c)        Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6.	Term of Plan.

The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7.	Term of Option.

The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

8.	Option Exercise Price and Consideration.

(a)        The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)        In the case of an Incentive Stock Option

(A)        granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)        granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)        in the case of a Nonstatutory Stock Option

(A)        granted to any other Service Provider, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)        The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,

(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option; have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (6) to the extent that a Stock Option Agreement so provides, and if the Common Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes, (7) to the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes, (8) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Law or (9) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.	Exercise of Option.

(a)        Procedure for Exercise: Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)        Termination of Relationship as a Service Provider. If an Optionee’s status as a Service Provider terminates, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)        Disability of Optionee. If an Optionee’s status as a Service Provider terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)        Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)        Buy-Out Provision. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.	Non-Transferability of Options and Stock Purchase Rights.

Unless determined otherwise by the Administrator and except as provided for in Section 9(e), the Options (and, prior to exercise, the Shares to be issued upon exercise of Options) and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (each as defined in Section 16a-1(b) of the Exchange Act) with respect to such securities, other than (i) by will, (ii) by the laws of descent or distribution, or (iii) subject to approval of the Administrator, as permitted by Rule 701 of the Securities Act. Unless determined otherwise by the Administrator, the Option and Stock Purchase Right may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.	Stock Purchase Rights.

(a)        Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer.

(b)        Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c)        Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)        Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

12.	Changes in Capitalization; Dissolution or Liquidation; Change of Control.

(a)        Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)        Change of Control. In the event of (1) a merger or consolidation of the Company with or into any other corporation or corporations (but excluding any transaction or series of transactions effected solely for the purpose of reincorporating the Company into another jurisdiction and any transaction(s) in which the stockholders of the Company immediately prior to such transaction(s) control, immediately after consummation of the transaction(s), more than 50% of the voting power of the surviving entity) or (2) a sale of all or substantially all of the assets of the Company (collectively referred to as a “Change of Control”) each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation (or its Parent or Subsidiary company) refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right is not assumed or substituted for in the event of a Change of Control, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days or such other period of time as the Administrator shall determine from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the Change of Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or Stock Purchase Right immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

13.	Time of Granting Options and Stock Purchase Rights.

The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

14.	Amendment and Termination of the Plan.

(a)        Effective Date; Term of Plan. This Plan shall become effective as determined by the Board of Directors, but no Options granted under this Plan shall be exercised and no grants of Restricted Stock shall have their restrictions lapse unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Board of Directors. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 14.

(b)        Amendment and Termination. The Board of Directors in its sole discretion may terminate this Plan at any time. The Board of Directors may amend this Plan at any time in such respects as the Board of Directors may deem advisable; provided, that any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under Section 12 of this Plan, shall require approval of the holders of a majority of the outstanding Shares entitled to vote.

(c)        Effect of Termination. In the event this Plan is terminated, no Shares shall be issued under this Plan, except upon exercise of an Option granted prior to such termination or issuance of Shares of Restricted Stock previously credited to a Restricted Stock Account. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued to an Optionee, any Option previously granted under this Plan or any Restricted Stock previously credited to a Restricted Stock Account.

15.	Conditions Upon Issuance of Shares.

(a)        Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)        Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Administrator may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.        Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.        Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

19.        Information to Optionees. Until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act, the Company shall provide to each Optionee the information described in Rule 701 paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Optionees or by written notice to the Optionees of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Optionees agree to keep the information to be provided pursuant to this section confidential. If an Optionee does not agree to keep the information to be provided pursuant to this section confidential, then the Company is not required to provide the information.

APPENDIX 1

Rules of the Fortinet, Inc. 2008 Stock Plan

For the Grant of Stock Options to Optionees in France

1.	Introduction.

The Board of Directors (the “Board”) of Fortinet, Inc. (the “Company”) has established the Fortinet, Inc. 2008 Stock Plan (the “U.S. Plan”) to attract and retain the best available personnel for positions of substantial responsibility, to promote the success of the Company’s business and to provide additional incentive to Employees, Directors and Consultants, including Employees and corporate officers of its French affiliate(s) (a “French Entity”), of which the Company holds directly or indirectly at least 10% of the share capital.

Section 4(a) of the U.S. Plan specifically authorizes a committee appointed by the Board (the “Committee”), or the Board itself, to administer the U.S. Plan (the “Administrator”). Section 4(b)(ix) of the U.S. Plan specifically authorizes the Administrator to prescribe, amend and rescind rules and regulations relating to the U.S. Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws.

The Administrator has determined that it is advisable to establish a sub-plan for the purpose of permitting such stock options granted to Employees and corporate officers of a French Entity to qualify for favorable tax and social security treatment in France. The Administrator, therefore, intends to establish a sub-plan to the U.S. Plan for the purpose of granting options which qualify for favorable tax and social security treatment in France applicable to options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended to eligible Employees and corporate officers in France who are French tax resident and/or subject to the French social security contributions regime.

The terms of the U.S. Plan, as set out in Appendix 1 hereto, shall, subject to the following rules, constitute the Rules of the Fortinet, Inc. 2008 Stock Plan for the Grant of Stock Options to Optionees in France (the “French Plan”).

Under the French Plan, the eligible Optionees will be granted only Options as defined in Section 2 of this French Plan. The provisions of Section 11 of the U.S. Plan permitting the grant of stock purchase rights are not applicable to grants made under this French Plan. The grant of Options is authorized under Section 5 of the U.S. Plan.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

(a)	The term “Option” shall include both:

(i) purchase stock options (rights to acquire Shares as defined by the U.S. Plan repurchased by the Company prior to the vesting of the options); or

(ii) subscription stock options (rights to subscribe for newly issued Shares).

(b) The term “Optionee” is defined as an eligible person granted an Option pursuant to Section 3 of this French Plan.

(c)	The term “Grant Date” shall be the date on which the Administrator both:

(i)        designates the Optionee; and

(ii)        specifies the terms and conditions of the Option, including the number of Shares and the method for determining the exercise price.

(d)        The term “Closed Period” shall mean the specific periods as set forth by Section L. 225-177 of the French Commercial Code, as amended, during which French-qualifying Options cannot be granted.

(e)        The term “Disability’ shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code and subject to fulfillment of related conditions.

(f)        The term “Effective Grant Date” shall be the date on which the Option is effectively granted (i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the Option, if any, is satisfied). Such condition precedent shall be satisfied when the Board, Administrator or other authorized body shall determine that the grant of Options is no longer prevented under a Closed Period. If the Grant Date does not occur within a Closed Period, or if the Closed Periods are not applicable, the “Effective Grant Date” shall be the same day as the Grant Date.

3.	Entitlement to Participate.

(a)        Any Employee who, on the Effective Grant Date of the Option, is employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity shall be eligible to receive Options under the French Plan, provided he or she also satisfies the eligibility requirements set forth in the U.S. Plan.

(b)        Options may not be issued to directors of a French Entity, other than the managing directors (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the director is employed by the French Entity, as defined by French law.

(c)        Notwithstanding any provision of the U.S. Plan, Options may not be issued under the French Plan to Optionees owning more than ten percent (10%) of the Company’s share capital or to individuals other than Employees and corporate officers of a French Entity.

4.	Conditions of the Option/Exercise Price.

(a)        Notwithstanding any provision in the U.S. Plan, the exercise price and number of underlying Shares of the Options will not be modified after the Effective Grant Date except as provided in Section 6 of this French Plan, or as otherwise authorized by French law. To the extent that modifications are not limited to those described in Section 6, such modification may result in the Option not qualifying for favorable tax and social security treatment under French law.

(b)        The exercise price per Share payable pursuant to Options issued hereunder shall be fixed in accordance with Section 8 of the U.S. Plan. However, notwithstanding the above, in the event the Company’s Common Stock is publicly traded, the method for determining the exercise price per Share payable pursuant to Options issued hereunder shall be fixed by the Administrator on the Effective Grant Date. The exercise price will be the higher of:

(i)        with respect to purchase Options over the Shares: the higher of either 80% of the average quotation price of such Shares during the 20 days of quotation immediately preceding the Effective Grant Date or 80% of the average purchase price paid for such Shares by the Company;

(ii) with respect to subscription Options over the Shares: 80% of the average quotation price of such Shares during the 20 days of quotation immediately preceding the Effective Grant Date; and

(iii) 100% of the Fair Market Value of Shares, as determined on the Effective Grant Date.

5.	Exercise of an Option.

(a)	Exercisability.

The Options will become exercisable as set forth in the Option Agreement. However, notwithstanding the above, in the event of the death of an Optionee, all of his or her outstanding Options shall become exercisable under the conditions set forth in Section 7 of this French Plan.

(b)	Payment of Exercise Price and Withholding.

Notwithstanding any provision of the U.S. Plan, upon exercise of an Option, the full exercise price will be paid either in cash, by check or by wire transfer. Under a cashless exercise program, the Optionee may give irrevocable instructions to a stockbroker to properly deliver the exercise price to the Company. No delivery of prior owned Shares having a fair market value on the date of delivery equal to the aggregate option price of the Shares may be used as consideration for exercising the Options.

(c)	Optionee’s Account.

The Shares acquired upon exercise of the Options will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.

6.	Changes in Capitalization; Change of Control.

Notwithstanding any provision in the U.S. Plan, adjustments of the Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of the occurrence of one of the events listed under Section L. 225-181 of the French Commercial Code and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees. Nevertheless, the Administrator may determine to make adjustments in the case of transactions for which adjustments are not authorized under French law, in which case the Options may no longer qualify for the favorable tax and social security regime. In that respect, the Administrator may at its sole discretion decide that the restriction on the sale or transfer of Shares as defined in Section 10 of this French Plan will no longer apply.

In the event of a change in capitalization or Change of Control, as set forth in Section 12 of the U.S. Plan, adjustments to the terms and conditions of the French-qualified Options or underlying Shares may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules. Nevertheless, should the Administrator, at its discretion, decide to make adjustments in a manner that is not recognized as an adjustment under French law, then the Options may no longer qualify as French-qualified Options and the favorable tax and social security treatment may be lost.

7.	Death.

In the event of the death of an Optionee, all Options held by the Optionee shall become immediately vested and exercisable and may be exercised in full by his or her heirs or the legal representative of his or her estate, only within the six-month period following the death. Any Option that remains unexercised shall expire six months following the date of the Optionee’s death. The six-month exercise period will apply without regard to the term of the Option as described in Section 8 of this French Plan.

8.	Term of the Options.

The term of the Options shall be no longer than nine years and a half (9.5) years from the Effective Grant Date or such shorter term as the Administrator may provide for, unless it is extended pursuant to the death provisions in Section 7 of this French Plan.

9.	Non-Transferability of the Options.

Except in the case of death, Options cannot be transferred to any third party and are exercisable only by the Optionee during his or her lifetime.

10.	Restriction on Transfer of Shares.

Notwithstanding any provision of the U.S. Plan, the Company reserves the right to restrict the sale or transfer in any manner of any Shares acquired through the exercise of an Option for a period not to exceed three years from the date the Option is exercised. Such restriction, if any, will be mentioned in the Option Agreement delivered to the Optionee or any other communication document.

11.	Buy-Out provisions.

Notwithstanding any provision of the U.S. Plan, Buy-Out will not apply and may otherwise result in the disqualification of the Options.

12.	Disqualification of Options.

If the Options are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French Plan, the Options may no longer qualify as French-qualified options. If the Options no longer qualify as French-qualified options, the Administrator may, provided it is authorized to do so under the U.S. Plan, lift, shorten or terminate certain restrictions applicable to the vesting of the Options, the exercisability of the Options, or the sale of the Shares which may have been imposed under this French Plan or in the Option Agreement delivered to the Optionee.

13.	Interpretation.

It is intended that Options granted under the French Plan shall qualify for the favorable tax and social security treatment applicable to options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant Guidelines published by French tax and social security administrations and subject to the fulfilment of legal, tax and reporting obligations.

14.	Employment Rights.

The adoption of this French Plan shall not confer upon the Optionees, or any Employees of a French Entity, any employment rights and shall not be construed as a part of any employment contracts that a French Entity has with its Employees.

15.	Amendments.

Subject to the terms of the U.S. Plan, the Administrator reserves the right to amend or terminate the French Plan at any time.

16.	Adoption.

The French Plan was adopted by the Administrator on January 28, 2008.

FORTINET, INC.

2008 STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2008 Stock Plan (the “Plan”) shall have the same defined meanings in this International Stock Option Agreement (“Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

Country:

You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:

Term/Expiration Date:

Exercise and Vesting Schedule:

So long as Optionee is a Service Provider, this Option shall be exercisable in whole or in part, and shall vest according to the following vesting schedule:

Shares Vesting	Vest Type	Vest Date

Pursuant to the terms of the Plan, vesting of the Option shall be tolled during any unpaid leave of absence of the Optionee. However, this will not be applied if contrary to applicable local law.

Termination Period.

This Option may be exercised, to the extent it is then vested, for up to three months after Optionee ceases to be a Service Provider. The date of termination as a Service Provider shall not include any notice of termination period or similar period and the termination date shall be the last day of active service. Notwithstanding the foregoing, upon death or Disability of the Optionee, this Option may be exercised, to the extent it is then vested, for up to one year after Optionee ceases to be Service Provider. In no event shall this Option be exercised after the Term/Expiration Date as provided above.

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II.	AGREEMENT.

A.	Grant of Option.

The Administrator of the Company hereby grants to the optionee (the “Optionee”) named in the Notice of Grant incorporated as Part I of this Option Agreement, an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement (which includes country-specific terms set forth in Exhibit A hereto), the terms and conditions of the Plan shall prevail.

B.	Exercise of Option.

This Option shall be exercised during its term in accordance with the provisions of Section 9 of the Plan as follows:

1.	Right to Exercise.

(i) This Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. For purposes of this Option Agreement, Shares subject to the Option shall vest based on continued employment of Optionee with the Optionee’s employer (the “Employer”).

(ii) This Option may not be exercised for a fraction of a Share.

2.	Method of Exercise.

This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit B (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws.

C.	Optionee’s Representations.

In the event the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C, and shall read the applicable rules of the U.S. Commissioner of Corporations attached to such Investment Representation Statement.

D.	Lock-Up Period.

Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market

Confidential	Page 2/19	Grant Number:

Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

E.	Method of Payment

1.	Method of Payment.

Unless otherwise stated in Exhibit A of this Option Agreement, payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)        cash;

(b)        check;

(c)        consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)        any other method authorized by the Plan, so long as the Company agrees.

F.	Restrictions on Exercise.

This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

G.	Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

H.	Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

I.	Entire Agreement.

The Plan is incorporated herein by reference. The Plan and this Option Agreement (including Exhibits A, B and C hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

J.	No Guarantee of Continued Service.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE

Confidential	Page 3/19	Grant Number:

OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE IN ACCORDANCE WITH APPLICABLE LAWS.

K.	Responsibility for Taxes.

Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company. Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares pursuant to the exercise of the Option, and the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Optionee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, to withhold all applicable Tax-Related Items by means of one or a combination of the following: (1) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company; (2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (3) withholding in Shares to be issued upon exercise of the Option.

To avoid negative accounting treatment or for any other reason, as determined by the Company in its sole discretion, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.

Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items.

L.	Nature of Grant.

In accepting the Option grant, Optionee acknowledges that: (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement; (2) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (3) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company; (4) Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time; (5) Optionee is voluntarily participating in the Plan; (6) the Option and Shares subject to the Option are an extraordinary items that do not constitute compensation of any kind for

Confidential	Page 4/19	Grant Number:

services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment contract, if any; (7) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation; (8) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Subsidiary or affiliate of the Company; (9) the Option grant and Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Subsidiary or affiliate of the Company; (10) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (11) if the underlying Shares do not increase in value, the Option will have no value; (12) if Optionee exercises his or her Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price; (13) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company, the Employer and any Subsidiary and affiliate of the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (14) in the event of termination of Optionee’s employment (whether or not in breach of local labor laws), Optionee’s right to receive an Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws), Optionee’s right to exercise the Option after termination of employment will be measured by the date of termination of Optionee’s active employment and will not be extended by any notice period mandated under local law; the Plan administrator shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of Optionee’s Option grant; and (15) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

M.	No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

N.	Data Privacy.

Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that

Confidential	Page 5/19	Grant Number:

the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. Optionee understand that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any shares of stock acquired upon exercise of this Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact the local human resources representative.

O.	Governing Law; Venue for Litigation.

This Option grant and the provisions of this Option Agreement are governed by, and subject to, the internal substantive laws but not the choice of law rules of the State of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

P.	Language.

If the Optionee has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

Q.	Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to this Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

R.	Severability.

The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

S.	Exhibit A.

Notwithstanding any provisions in this Option Agreement, the Option grant shall be subject to any special terms and conditions set forth in the Exhibit A to this Option Agreement for Optionee’s country. Moreover, if Optionee relocates to one of the countries included in the Exhibit A, the special terms and conditions for such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Exhibit A constitutes part of this Option Agreement.

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T.	Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	FORTINET, INC.

Date

Confidential	Page 7/19	Grant Number:

EXHIBIT A

FORTINET, INC.

2008 STOCK PLAN

ADDITIONAL TERMS AND CONDITIONS OF THE

STOCK OPTION AGREEMENT

This Exhibit A includes additional terms and conditions that govern the Option granted to Optionee under the Plan if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Exhibit A have the meanings set forth in the Plan and/or the Option Agreement.

This Exhibit A also includes information regarding exchange controls and certain other tax or legal issues of which Optionee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information in this Exhibit A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that he or she exercises the Option or sell shares of Common Stock.

In addition, the information contained herein is general in nature and may not apply to Optionee’s particular situation, and the Company is not in a position to assure him or her of a particular result. Accordingly, Optionee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if Optionee is a citizen or resident of a country other than the one in which he or she is currently residing, the information contained herein may not be applicable to him or her.

Australia

Securities Law Information

If Optionee acquires Shares of stock pursuant to this Option and he or she offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Optionee should obtain legal advice on his or her disclosure obligations prior to making any such offer.

Austria

Exchange Control Information

If Optionee holds Shares purchased under the Plan outside Austria (even if he or she holds them outside of Austria with an Austrian bank), Optionee understands that he or she must submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” An exemption applies if the value of the securities held outside Austria as of December 31 does not exceed €3,000,000 or the value of the securities as of any quarter does not exceed €30,000,000. If the former threshold is exceeded, annual reporting obligations are imposed, whereas if the latter threshold is exceeded, quarterly reports must be submitted. The annual reporting date is December 31; the deadline for filing the annual report is March 31 of the following year.

When the Shares are sold, there may be exchange control obligations if the cash received is held outside Austria as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of my cash accounts abroad exceeds €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.” If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply.

Consumer Protection Act Information

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Optionee understands that he or she may be entitled to revoke this Option Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to this Option Agreement and the Plan:

(i)        If Optionee signs the Option Agreement outside the business premises of the Company, he or she may be entitled to revoke acceptance of the Option Agreement provided that the revocation is made within one week after he or she signs the Option Agreement.

(ii)        The revocation must be in written form to be valid. It is sufficient if Optionee returns the Option Agreement to the Company or the Company’s representative with language that can be understood as his or her refusal to honor the Option Agreement. It is sufficient if the revocation is sent within one week after Optionee signed the Option Agreement.

Belgium

Tax Considerations

The Option must be accepted in writing with the time frame set forth and explained in the separate offer letter, acceptance form and undertaking form for Optionees in Belgium. Optionee should refer to the offer letter for a more detailed description of the tax consequences of choosing to accept the Option. Optionee should also consult a personal tax advisor with respect to completing the additional forms.

Tax Reporting Information

Optionee is required to report any taxable income attributable to the Option on his or her annual tax return. Optionee is also required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

Brazil

Compliance with Law

By accepting the Option, Optionee agrees to comply with all applicable Brazilian law and report and pay any and all applicable taxes associated with the exercise of the Option, the sale of any Shares acquired under the Plan and the receipt of any dividends.

Exchange Control Information

Optionees resident or domiciled in Brazil will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.

Canada

Consent to Receive Information in English for Employees in Quebec

The parties acknowledge that it is their express wish that the Option Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Involuntary Termination Terms for Option

In the event of involuntary termination of Optionee’s employment (whether or not in breach of local labor laws), Optionee’s right to vest in this Option, if any, will terminate effective as of the date that is the earlier of: (1) the date Optionee receives notice of termination of employment from the Employer, or (2) the date Optionee is no longer actively employed by the Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law); the Plan administrator shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of this Option.

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Method of Payment

Notwithstanding Section E of the Option Agreement or any provision of the Plan to the contrary, Optionee will not be permitted to pay the Exercise Price by tendering Shares already owned by him or her.

Data Privacy Notice and Consent

This section supplements Section N of the Option Agreement:

Optionee hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Optionee further authorizes the Employer, the Company, and its Subsidiaries and affiliates to disclose and discuss such information with their advisors. Optionee also authorizes the Employer, Company and its Subsidiaries and affiliates to record such information and to keep such information in the Optionee’s employee file.

China

Method of Payment

Notwithstanding Section E of the Option Agreement, due to stringent exchange controls and securities restrictions in China, when Optionee exercises the Option, Optionee must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares Optionee is entitled to at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees to Optionee in cash. The Company reserves the right to provide Optionee with additional methods of paying the Exercise Price depending upon the development of local laws.

Because this exercise method requires Shares to be sold, exercises will not be permitted until the Company’s Shares become publicly traded on a regulated U.S. stock exchange.

FOR CLARITY, NOTE THAT, FOR OPTIONEES RESIDENT IN CHINA, THE REQUIREMENT IN THIS SECTION MAY RESULT IN FOREFEITURE AND CANCELLATION OF SUCH OPTIONEE’S VESTED STOCK OPTIONS. BY WAY OF EXAMPLE ONLY AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IF AN OPTIONEE RESIDENT IN CHINA TERMINATES AS A SERVICE PROVIDER AND THE OPTIONEE CANNOT SELL THE SHARES UNDERLYING HIS OR HER OPTION DURING THE THREE MONTH POST TERMINATION EXERCISE PERIOD FOR ANY REASON, INCLUDING, AMONG OTHERS, THE COMPANY’S SHARES NOT TRADING ON A REGULATED STOCK EXCHANGE, THEN SUCH OPTIONEE SHALL NOT BE ENTITLED TO EXERCISE EVEN HIS OR HER VESTED OPTIONS AND SUCH OPTIONEE’S VESTED AND UNVESTED OPTIONS SHALL BE FOREFEITED AND CANCELLED AT THE END OF SUCH THREE MONTH PERIOD. NOTE FURTHER THAT THE REQUIREMENTS, LIMITATIONS AND RESTRICTIONS IN THIS SECTION APPLY TO THIS CURRENT STOCK OPTION GRANT AND TO ALL PREVIOUS AND FUTURE STOCK OPTION GRANTS, AND OPTIONEE ACKNOWLEDGES AND AGREES TO THIS

Exchange Control Information for Optionees who are Chinese Nationals

Optionee understands and agrees that, due to exchange control laws in China, Optionee may be required to immediately repatriate the proceeds from the cashless exercise to China. Optionee further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Employer, the Company or any of its Subsidiaries or affiliates in China and Optionee hereby consents and agrees that the proceeds from the cashless exercise may be transferred to such special account prior to being delivered to Optionee’s personal account.

Egypt

Exchange Control Information

If Optionee transfers funds into or out of Egypt in connection with the exercise of the Option, he or she is required to transfer the funds through a registered bank in Egypt.

Finland

There are no country specific provisions.

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Germany

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly. If Optionee uses a German bank to effect a cross-border payment in excess of €12,500 in connection with the exercise of this Option or sale of securities or the payment of dividends related to certain securities, the bank will make the report. In this case, Optionee will not have to report the transaction. In addition, Optionee must report any receivables or payables or debts in foreign currency exceeding an amount of approximately €5,000,000 on a monthly basis. Finally, Optionee must report on an annual basis, Shares holding exceeding 10% of the total voting capital of Fortinet.

Hong Kong

Securities Law Information

The grant of the Option and the Shares issued pursuant to such exercise do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries or affiliates participating in the Plan.

Please note that the Notice of Grant, Option Agreement, this Exhibit A, the Plan and any other Option grant documents have not been reviewed by any regulatory authority in Hong Kong. Optionee is cautioned to review the documents related to the Option carefully as it may not include the same information as an offer made by a Hong Kong issuer. If Optionee is in any doubt about the contents of the Notice of Grant, the Option Agreement, this Exhibit A, the Plan and any other Option grant documents, Optionee should obtain independent legal advice.

India

Method of Payment

Notwithstanding Section E of the Option Agreement, due to exchange control laws that are currently in effect in India, Optionee will not be permitted to engage in a “sell to cover” exercise whereby a portion of Shares to cover the Exercise Price, any withholdings and brokerage fees are sold and the proceeds are settled in Shares.

Fringe Benefits Tax

In accepting the grant of the Option and participating in the Plan, Optionee consents and agrees to assume any and all liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Option. Optionee further understands that the grant of the Option and participation in the Plan is contingent upon Optionee’s agreement to assume liability for fringe benefit tax payable on the Option. The amount subject to fringe benefits tax is the spread at vesting. The rate is currently 33.99%, but could change prior to the time Optionee exercises the Option.

Further, in accepting the grant of the Option and participating in the Plan, Optionee agrees that the Company and/or the Employer may collect the fringe benefit tax from Optionee by any of the means set forth in Section K “Responsibility for Taxes” of the Option Agreement or any other reasonable method established by the Company. Optionee also agrees to execute any other consents or elections required to accomplish the foregoing, promptly upon request by the Company.

Exchange Control Information

Optionee should be aware that if Optionee remits funds outside of India to purchase Shares, it is Optionee’s responsibility to comply with the exchange controls in India. Proceeds from the sale of Shares must be repatriated to India within 90 days of receipt. Optionee should obtain a foreign inward remittance certificate from the bank for Optionee’s records to document compliance with this requirement and submit a copy of the foreign inward remittance certificate to the Employer.

Indonesia

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Securities Law Notice

Notwithstanding Section E of the Option Agreement, due to stringent restrictions in Indonesia, when Optionee exercises the Option, Optionee must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares Optionee is entitled to at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees to Optionee in cash. The Company reserves the right to provide Optionee with additional methods of paying the Exercise Price depending upon the development of local laws.

Because this exercise method requires Shares to be sold, exercises will not be permitted until the Company’s Shares become publicly traded on a regulated U.S. stock exchange.

Exchange Control Information

For foreign currency transactions, there is a statistical reporting requirement when the Indonesian Bank is receiving Rupiah or foreign currency. For transactions of US$10,000 or more, a description of the transaction must be included in the report filed by the bank executing the transaction, and Optionee must complete the Transfer Report Form provided by the bank. For transactions of less than US$10,000, the bank through which the transaction is conducted is only required to submit a report which consists of the type of account and the type of foreign exchange. In addition, if Optionee carries Rupiah (in cash) equal or greater than IDR 100 million out of the customs area of Indonesia (which is unlikely in the context of Optionee’s participation in the Plan), Optionee will be required to obtain approval from the Bank of Indonesia.

Israel

Method of Payment

Notwithstanding Section E of the Option Agreement, due to tax rules in Israel, when Optionee exercises the Option, Optionee must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares Optionee is entitled to at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees to Optionee in cash. Optionee will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide Optionee with additional methods of paying the aggregate Exercise Price depending upon the development of local laws.

Because this exercise method requires Shares to be sold, exercises will not be permitted until the Company’s Shares become publicly traded on a regulated U.S. stock exchange.

Italy

Method of Payment

Notwithstanding Section E of the Option Agreement, due to securities restrictions in Italy, when Optionee exercises the Option, Optionee must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares Optionee is entitled to at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees to Optionee in cash. Optionee will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide Optionee with additional methods of paying the aggregate Exercise Price depending upon the development of local laws.

Because this exercise method requires Shares to be sold, exercises will not be permitted until the Company’s Shares become publicly traded on a regulated U.S. stock exchange.

Data Privacy Consent.

The following provision replaces Section N of the Option Agreement:

Optionee hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of Optionee’s personal data as described herein by and among, as applicable, the Employer, the Company and its Subsidiaries or affiliates for the exclusive purpose of implementing, administering, and managing Optionee’s participation in the Plan.

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Optionee understands that his or her Employer, the Company and its Subsidiaries or affiliates may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries or affiliates, details of all Options granted, or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

Optionee also understands that providing the Company with Data is necessary for the performance of the Plan and that Optionee’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Optionee’s ability to participate in the Plan. The Controller of personal data processing is Fortinet, Inc., with registered offices at 1090 Kifer Road, Sunnyvale, CA 94086, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Fortinet Italy, S.r.L, with registered offices at 4 Place de la Defense, 92974 Paris La Défense Cedex France. Optionee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Optionee understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Optionee further understands that the Employer, the Company and/or any of its Subsidiaries or affiliates will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Optionee’s participation in the Plan, and that the Company and/or any Subsidiary or affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Optionee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Optionee’s participation in the Plan. Optionee understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Optionee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Optionee’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Optionee has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, Optionee is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Optionee’s local human resources representative.

Acknowledgement

Optionee acknowledges that Optionee has read and specifically and expressly approves the following paragraphs of the Option Agreement: Entire Agreement, Responsibility for Taxes, Nature of Grant,

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Governing Law/Venue for Litigation, Language, Electronic Delivery, Severability, Imposition of Other Requirements and the Data Privacy paragraphs.

Exchange Control Information.

Optionee must report in his or her annual tax return: (i) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (ii) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. The reporting must be done on Optionee’s individual income tax return. Optionee is exempt from the formalities in (i) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on Optionee’s behalf.

Japan

No country-specific provisions.

Korea

Exchange Control Information

If Optionee remits funds out of Korea to pay the Exercise Price at exercise of the Option, such remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) the Notice of Grant and Option Agreement; (ii) the Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the award certificate); and (iv) Optionee’s certificate of employment. This confirmation is not necessary for cashless exercises because no funds are remitted out of Korea.

Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

Malaysia

Director Notification Requirements

If Optionee is a director of a Malaysian affiliate of the Company, Optionee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian affiliate in writing when Optionee receives or disposes of an interest (e.g., Options, Shares) in the Company or any related company (including when Optionee sells Shares acquired pursuant to the exercise of the Option). These notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.

Insider Trading Information

Optionee should be aware of the Malaysian insider-trading rules, which may impact Optionee’s acquisition or disposal of Shares acquired from the exercise of the Option. Under the Malaysian insider-trading rules, Optionee is prohibited from acquiring or selling Shares or rights to Shares (e.g., Options) when Optionee is in possession of information, which is not generally available and which Optionee know or should know will have a material effect on the price of Shares once such information is generally available.

Mexico

Labor Law Policy and Acknowledgment

In accepting the grant of the Option, Optionee expressly recognizes that Fortinet, Inc., with registered offices at 1090 Kifer Road, Sunnyvale, CA 94086, U.S.A, is solely responsible for the administration of the Plan and that Optionee’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Optionee and Fortinet, Inc. since Optionee is participating in the Plan on a wholly commercial basis and his or her sole Employer is Fortinet, Inc., located at Rodriguez Saro #615, Col. Del Valle, C.P. 03100, Mexico DF. Based on the foregoing, Optionee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Optionee and the Employer, Fortinet, Inc., and do not form part of the employment conditions

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and/or benefits provided by Fortinet, Inc., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Optionee’s employment.

Optionee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Fortinet, Inc.; therefore, Fortinet, Inc. reserves the absolute right to amend and/or discontinue Optionee’s participation at any time without any liability to Optionee.

Finally, Optionee hereby declares that he or she does not reserve to himself or herself any action or right to bring any claim against Fortinet, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Optionee therefore grants a full and broad release to Fortinet, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.

Política Laboral y Reconocimiento/Aceptación

Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Optionee expresamente reconoce que Fortinet, Inc., con domicilio registrado ubicado en Sunnyvale, CA, U.S.A., es la única responsable por la administración del Plan y que la participación del Optioneee en el Plan y en su caso la adquisición de las Opciones de Compra de Acciones o Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Optioneee y Fortinet, Inc., ya que el Optioneee participa en el Plan en un marco totalmente comercial y su único Patrón lo es Fortinet, Inc. con domicilio en Rodriguez Saro #615, Col. Del Valle, C.P. 03100, Mexico DF, Mexico. Derivado de lo anterior, el Optioneee expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Optioneee y el Patrón, Fortinet, Inc. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Fortinet, Inc. y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Optioneee.

Asimismo, el Optioneee reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Fortinet, Inc.; por lo tanto, Fortinet, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Optioneee en cualquier momento y sin responsabilidad alguna frente el Optioneee.

Finalmente, el Optioneee por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Fortinet, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Optioneee otorga el más amplio finiquito que en derecho proceda a Fortinet, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.

Netherlands

Insider Trading Information

Optionee should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan. In particular, Optionee may be prohibited from effecting certain transactions if he or she has insider information regarding the Company.

By accepting the grant of the Option and participating in the Plan, Optionee acknowledges having read and understood this Securities Law Information and further acknowledges that it is Optionee’s responsibility to comply with the following Dutch insider trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a subsidiary or affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at a subsidiary or affiliate in the Netherlands (including an Optionee in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands

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at a time when Optionee had such inside information. If Optionee is uncertain whether the insider trading rules apply to him or her, Optionee should consult with his or her personal legal advisor.

New Zealand

No country-specific provisions.

Philippines

No country-specific provisions.

Poland

Exchange Control Information

It is no longer necessary to obtain a foreign exchange permit to participate in the Plan. However, if Optionee transfers more than €15,000 out of Poland in connection with the exercise of an Option, Optionee must transfer the funds via a bank account. Please note that if Optionee uses a cashless method of exercise, this requirement will not apply because no funds will be transferred out of Poland. If Optionee acquires Shares through participation in the Plan, Optionee must file an annual report with the National Bank of Poland declaring ownership of foreign shares. This report is filed on a special form available on the website of the National Bank of Poland.

Singapore

Securities Law Information

The grant of the Option is being made in reliance on Section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”), under which it is exempt from the prospectus and registration requirements under the SFA.

Director Reporting Requirements

If Optionee is a director, associate director or shadow director of a Singapore affiliate of the Company, Optionee is subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Subsidiary in writing of an interest (e.g., Options, Shares) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Option is exercised), or (iii) becoming a director.

Spain

Labor Law Acknowledgment

This section supplements Section L of the Option Agreement:

In accepting the Option, Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or its Subsidiaries or affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or affiliates on an ongoing basis. Consequently, Optionee understands that the Option is granted on the assumption and condition that the Option or the Shares acquired upon exercise shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Optionee understands that this grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of options shall be null and void.

Exchange Control Information

It is Optionee’s responsibility to comply with exchange control regulations in Spain. The purchase of Shares must be declared by the purchaser for statistical purposes to the Spanish Direccion General de

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Política Comercial y de Inversiones Extranjeras (the “DGPCIE”), of the Ministerio de Economia. If Optionee purchases the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for Optionee. Otherwise, Optionee must make the declaration by filing the appropriate form with the DGPCIE. In addition, Optionee must also file a declaration of the ownership of the securities with the Directorate of Foreign Transactions each January while the Shares are owned.

When receiving foreign currency payments derived from the ownership of Shares (i.e., as a result of the sale of the Shares), Optionee must inform the financial institution receiving the payment, the basis upon which such payment is made. Optionee will need to provide the institution with the following information: (i) Optionee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.

If Optionee wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, Optionee must declare the importation of such securities to the DGPCIE.

Sweden

No country-specific provisions.

Switzerland

Securities Law Information

Optionee acknowledges that the offer to participate in the Plan is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland.

Taiwan

Securities Law Information

This offer of Options and the Shares to be issued pursuant to the Plan is available only for employees of the Company and its Subsidiaries. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

Exchange Control Information

Optionee may acquire foreign currency, and remit the same out of Taiwan, up to US$5 million per year without justification. When remitting funds for the purchase of Shares pursuant to the Plan, such remittances should be made through an authorized foreign exchange bank. In addition, if Optionee remits TWD$500,000 or more in a single transaction, Optionee must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, Optionee must also provide supporting documentation to the satisfaction of the remitting bank.

Thailand

Exchange Control Information

It is Optionee’s responsibility to comply with all exchange control regulations in Thailand. If Optionee exercises the Option with cash, Optionee may apply directly to a commercial bank in Thailand for approval to remit up to US$1,000,000 per year for the purchase of Shares. If Optionee exercises the Option by way of a cashless method of exercise, no application to a commercial bank is required. In addition, Optionee is required to immediately repatriate the proceeds from the sale of the Shares acquired pursuant to the exercise of the Option to Thailand. Within the next 360 days after the repatriation date, Optionee must deposit the sale proceeds into a foreign currency deposit account or convert them to local currency. If the amount of such sale proceeds is equal to or greater than US$20,000, Optionee must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form through the bank at which Optionee deposits or converts the sale proceeds.

Turkey

Exchange Control Information

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Exchange control regulations require Turkish residents to buy Shares through intermediary financial institutions that are approved under the Capital Market Law (i.e., banks licensed in Turkey). Therefore, if Optionee uses cash to exercise Options, the funds must be remitted through a bank or other financial institution licensed in Turkey. A wire transfer of funds by a Turkish bank will satisfy this requirement. This requirement does not apply to cashless exercises, as no funds leave Turkey.

United Kingdom

Joint Election

As a condition of participation in the Plan and the exercise of the Option, Optionee agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, Optionee agrees to execute a joint election with the Company, the form of such joint election being formally approved by Her Majesty’s Revenue & Customs (“HMRC”) (the “Joint Election”), and any other required consent or election. Optionee further agrees to execute such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. Optionee further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in Section K of the Option Agreement.

If Optionee does not enter into a Joint Election prior to exercise of the Option, he or she will not be entitled to exercise the Option unless and until he or she enters into a Joint Election and no Shares will be issued to Optionee under the Plan, without any liability to the Company and/or the Employer.

Tax Obligations/Withholding Authorization

This section supplements Section K of the Option Agreement.

If payment or withholding of the Tax-Related Items (including the Employer NICs) is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a loan owed by Optionee to the Employer, effective as of the Due Date. Optionee agrees that the loan will bear interest at the then-current official rate of HMRC, it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section K of the Option Agreement. Notwithstanding the foregoing, if Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the Tax-Related Items. In the event that Optionee is a director or executive officer and Tax-Related Items are not collected from or paid by him or her by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Optionee on which additional income tax and NICs (including the Employer NICs) will be payable. Optionee will be responsible for reporting any income tax and NICs (including the Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.

In addition, the Optionee agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Optionee may have to recover any overpayment from the relevant tax authorities.

United Arab Emirates

Securities Law Information

The Plan is only being offered to eligible employees and is in the nature of providing equity incentives to eligible employees of the Company’s Subsidiary in the United Arab Emirates.

United States

Tax Information

Optionee’s Option is a U.S. Nonstatutory Stock Option (“NSO”).

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Set forth below is a brief summary as of January 2009 of some of the U.S. federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. This summary does not include any state income tax or other tax information besides U.S. federal tax information.

Exercise of Nonstatutory Stock Option

There may be a federal income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. Optionee will be responsible for the difference (if any) between his or her actual tax liability and the amount withheld.

Disposition of Shares

In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Shares are held for less than one year, any gain realized on disposition of the Shares will be treated as a long-term capital gain for federal income tax purposes. The Company will not withhold or report any capital gain Optionee realizes; it is Optionee’s responsibility to report and pay any taxes due when Optionee sells Shares.

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FORTINET, INC.

2008 STOCK PLAN

STOCK OPTION AGREEMENT

FOR OPTIONEES IN FRANCE

Unless otherwise defined herein, the terms defined in the 2008 Stock Plan (the “U.S. Plan”) and the Rules for the Grant of Stock Options to Optionees in France (the “French Plan” and in conjunction with the U.S. Plan, the “Plan”) shall have the same defined meanings in this Stock Option Agreement for Optionees in France (“Option Agreement”). To the extent that any term is defined in both the U.S. Plan and the French Plan, for purposes of this grant of a French-qualified Option, the definitions in the French Plan shall prevail.

I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

Country:

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:	U.S. Nonstatutory Option complying with the terms of the French Plan which apply to the grant of French-qualified Options
Term/Expiration Date:

Sale Restriction:    The Shares issued upon exercise of this Option may not be sold or otherwise transferred until the fourth (4th) anniversary of the Effective Grant Date (with a maximum restriction on sale of three (3) years from the date the Option is exercised) or such other date as may be required to comply with the applicable holding period for French-qualified Options, except as set out in Termination Period provision below or as otherwise permitted under French law.

Exercise and Vesting Schedule:

So long as Optionee is an Employee or corporate officer of the Company or any Parent or Subsidiary, this Option shall be exercisable in whole or in part, and shall vest according to the following vesting schedule, subject to Optionee’s continuing to be an Employee or a corporate officer of the Company or any Parent or Subsidiary:

Shares Vesting	Vest Type	Vest Date

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Regardless of any provisions to the contrary in this Agreement or in the Plan, no Shares subject to the Option shall vest until the first anniversary date of the Effective Grant Date (the “Anniversary Date”) except in the event of death of Optionee.

Pursuant to the terms of the Plan, vesting of the Option shall be tolled during any unpaid leave of absence of the Optionee. However, this will not be applied if contrary to applicable local law.

Termination Period.

This Option may be exercised, to the extent it is then vested, for up to three months after Optionee ceases to be an Employee or a corporate officer of the Company or any Parent or Subsidiary. The restriction on the sale of Shares described in Section G of this Option Agreement will continue to apply even in case of termination of the Optionee unless the termination is due to dismissal or forced retirement according to the conditions of Section 91 ter of the Annex II of the French tax Code and as construed by the applicable guidelines. Notwithstanding the foregoing, upon death of the Optionee, this Option may be exercised, in accordance with Section 7 of the French Plan. In the event Optionee ceases to be an Employee or a corporate officer of the Company or any Parent or Subsidiary by reason of Disability (as defined under the French Plan), this Option may be exercised, to the extent it is then vested, for up to one year after Optionee ceases to be an Employee or a corporate officer. Further, should Optionee cease to be an Employee or a corporate officer of the Company or any Parent or Subsidiary by reason of death or Disability (as defined under the French Plan), the restriction on the sale of Shares described in Section G of the Option Agreement, will not apply to the Shares acquired upon exercise of the Option, provided all required conditions are satisfied. In no event shall this Option be exercised after the Term/Expiration Date as provided above, except in the event of Optionee’s death.

II.	AGREEMENT.

A.	Grant of Option.

The Administrator of the Company hereby grants to the optionee (the “Optionee”) named in the Notice of Grant incorporated as Part I of this Option Agreement, as of the Effective Grant Date, an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan (including the French Plan), which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. Optionee understands and agrees that the Option is offered subject to and in accordance with the terms of the Plan (which includes the U.S. Plan and the French Plan). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in this Option Agreement.

This Option is intended to be a French-qualified Option that qualifies for the favorable tax and social security regime in France, as set forth in the French Plan. Certain events may affect the status of the Option as a French-qualified Option and the Option may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-qualified Option during the life of the Option, and the Optionee will not be entitled to any damages if the Option no longer qualifies as a French-qualified Option.

B.	Exercise of Option.

This Option shall be exercised during its term in accordance with the provisions of Section 5 of the French Plan as follows:

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1.	Right to Exercise.

(i)

This Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. For purposes of this Option Agreement, Shares subject to the Option shall vest based on continued employment of Optionee with the Optionee’s employer (the “Employer”).

(ii)	This Option may not be exercised for a fraction of a Share.

2.	Method of Exercise.

This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws.

C.	Optionee’s Representations.

In the event the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C, and shall read the applicable rules of the U.S. Commissioner of Corporations attached to such Investment Representation Statement.

D.	Lock-Up Period.

Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

E.	Method of Payment

1.	Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)	cash;

(b)	check; or

Confidential	Page 3/9	Grant Number:

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan if such exercise occurs after the Sale Restriction described in Section G is no longer applicable.

F.	Restrictions on Exercise.

This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

G.	Restriction on Sale of Shares.

1.        After issuance of the Shares to the Optionee upon exercise of the Option, the Optionee will not be permitted to sell, transfer, or assign the Shares until the fourth (4th) anniversary of the Effective Grant Date, or such other date as is required to comply with the applicable compulsory holding period for French-qualified options set forth by Section 163 bis C of the French Tax Code. The restriction on the sale of Shares described in Section G of the Option Agreement will continue to apply even in case of termination of the Optionee unless the termination is due to death or Disability (as defined under the French Plan) of the Optionee or is due to dismissal or forced retirement according to the conditions set forth in Section 91 ter of the Annex II of the French tax Code and as construed by the applicable guidelines. In no event will the restriction on the sale of the Shares exceed a period of three (3) years from the date the Option is exercised. If the holding period applicable to Shares underlying the French-qualified Option is not met, this Option may not receive favorable tax and social security treatment under French law. In this case, the Optionee accepts and agrees that he or she will be responsible for paying personal income tax and his or her portion of social security contributions resulting from exercise of the Option.

2.        At the Company’s discretion, the share certificates for all Shares subject to the French-qualified Option may bear a legend setting forth the restriction on sale for the time period set out in this Section G. In addition, the share certificates may be held until the expiration of the holding period, at the Company’s discretion, either (a) by the Company, (b) by a transfer agent designated by the Company, (c) in an account in the name of the Optionee with a broker designated by the Company, or (d) in such manner as the Company may otherwise determine in compliance with French law.

3.        If Optionee qualifies as a managing director under French law (“mandataires sociaux”, i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de sociétés par actions), and is otherwise eligible to receive Options under the Plan, and is subject to shareholding restrictions under French law, Optionee must hold 20% of the Shares received at exercise in a nominative account. Optionee may not sell these Shares until he or she ceases to serve as a managing director, as long as this restriction is a requirement under French law or unless law or regulations provide for a lower percentage (in which case this requirement will apply to the lower percentage of Shares held).

H.	Non-Transferability of Option.

This Option may not be transferred or assigned in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

I.	Term of Option.

Except in the event of Optionee’s death, this Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

Confidential	Page 4/9	Grant Number:

J.	Entire Agreement.

The Plan is incorporated herein by reference. The Plan (including the French Plan) and this Option Agreement (including Exhibits A, B and C hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

K.	No Guarantee of Continued Service.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR A CORPORATE OFFICER AT THE WILL OF THE EMPLOYER (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CORPORATE OFFICER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE OR A CORPORATE OFFICER AT ANY TIME, WITH OR WITHOUT CAUSE IN ACCORDANCE WITH APPLICABLE LAWS.

L.	Responsibility for Taxes.

Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company. Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares pursuant to the exercise of the Option, and the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Optionee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer within the limits set forth by French law to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, to withhold all applicable Tax-Related Items by means of one or a combination of the following: (1) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company; (2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (3) withholding in Shares to be issued upon exercise of the Option. Optionee acknowledges and agrees that if Tax-Related Items are satisfied by withholding from the proceeds of the sale of the Shares and the amount withheld is in excess of the amount due, the Company and/or the Employer will refund the excess amount to Optionee as soon as administratively practicable and without interest.

To avoid negative accounting treatment or for any other reason, as determined by the Company in its sole discretion, the Company may withhold or account for Tax-Related Items by

Confidential	Page 5/9	Grant Number:

considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.

Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items.

M.	Nature of Grant.

In accepting the Option grant, Optionee acknowledges that: (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement; (2) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (3) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company; (4) Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time; (5) Optionee is voluntarily participating in the Plan; (6) the Option and Shares subject to the Option are an extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment contract, if any; (7) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation; (8) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Subsidiary or affiliate of the Company; (9) the Option grant and Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Subsidiary or affiliate of the Company; (10) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (11) if the underlying Shares do not increase in value, the Option will have no value; (12) if Optionee exercises his or her Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price; (13) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company, the Employer and any Subsidiary and affiliate of the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (14) in the event of termination of Optionee’s employment, Optionee’s right to receive an Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws), Optionee’s right to exercise the Option after termination of employment will be measured by the date of termination of Optionee’s active employment and will not be extended by any notice period mandated under local law; the Plan administrator shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of Optionee’s Option grant; and (15) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

Confidential	Page 6/9	Grant Number:

M.	No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

N.	Data Privacy.

Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country, outside the European Union, or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. Optionee understand that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any shares of stock acquired upon exercise of this Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact the local human resources representative.

O.	Governing Law; Venue for Litigation.

This Option grant and the provisions of this Option Agreement are governed by, and subject to, the internal substantive laws but not the choice of law rules of the State of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

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P.	Language.

If the Optionee has received this Option Agreement or any other document related to the Plan translated into French and if the meaning of the French version is different from the English version, the English version will control.

Q.	Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to this Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

R.	Severability.

The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

S.	Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

En cliquant sur le bouton « J’accepte » ou en signant et renvoyant le présent document décrivant les termes et conditions de votre attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. tel qu’amendé par le Plan pour la France et ce Contrat d’Attribution) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

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By clicking on the “I accept” button or by signing and returning this document providing for the terms and conditions of your grant, you confirm having read and understood the documents relating to this grant (the U.S. Plan as amended by the French Plan and the Option Agreement) which were provided to you in the English language. You accept the terms of those documents accordingly.

OPTIONEE:	FORTINET, INC.

Date

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FORTINET, INC.

2008 STOCK PLAN

COUNTRY SUPPLEMENT & UNDERTAKING

FOR OPTIONEES IN BELGIUM

This supplement has been prepared to provide the Optionee with a summary of certain key information regarding the Optionee’s participation in the Fortinet, Inc 2008 Stock Plan (the “Plan”).

This supplement is based on the tax and other laws concerning stock options in effect in Belgium as of March 2009. Such laws are often complex and change frequently. As a result, the information contained in this supplement may be outdated at the time the Option is exercised or when the Optionee sells shares acquired under the Plan.

In addition, this supplement is general in nature. It is not intended to serve as specific tax or investment advice and does not discuss all of the various laws, rules and regulations that may apply. It may not apply to the Optionee’s particular tax or financial situation, and Fortinet, Inc. (“Fortinet”) is in no position to assure any particular tax result. Accordingly, the Optionee is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Optionee’s country apply to his or her specific situation.

If the Optionee is a citizen or resident of another country or is considered a resident of another country for local law purposes, the information contained in this summary may not be applicable to the Optionee. The Optionee is advised to seek appropriate professional advice as to how the tax or other laws in the Optionee’s country apply to his or her specific situation.

Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Plan and the Option Agreement.

Pursuant to Belgian tax legislation and the current interpretation thereof by the Belgian Minister of Finance, the Optionee may have two alternatives as to how the Option will be taxed.

1.	Taxation at Offer Date
2.	Taxation at Date of Exercise

The Optionee should consult his or her personal tax advisor before deciding which alternative he or she should select with respect to this offer. The choice is at the Optionee’s risk and Fortinet may not be held liable for damages, if any, that the Optionee may incur should the Minister of Finance’s interpretation not be upheld.

1.	Taxation at Offer Date: Example

Under the first alternative (which is based on the Law of March 26, 1999), the Option will be taxed at the time of the offer, [insert date] (“Offer Date”).

To obtain this tax treatment, the Optionee must expressly accept the Option within 60 days of the Offer Date by returning the executed Stock Option Agreement to Fortinet by the end of this period.

Assuming the Option is exercised before January 1, 2013 and the Option has a term of seven (7) years, the taxable value is the number of shares covered by the Option times the value of the underlying shares on the Offer Date times 17%, plus any increase in the value of Fortinet Common Stock on the Offer Date over the Exercise Price (i.e., any amount by which the Option is “in the money” on the Offer Date).

For Belgian tax purposes, the fair market value of the shares of Fortinet Common Stock on the Offer Date is the fair market value of the shares of Fortinet Common Stock as established by Fortinet’s Board of Directors as of such date.

For example, assume the following facts:

•	The Optionee is granted an Option for 100 shares of Fortinet Common Stock with an Exercise Price of US$10.
•	The Option has a seven (7) year term.
•	The fair market value of the shares of Fortinet Common Stock on the Offer Date is US$11.
•

As the Exercise Price (US$10) is lower than the fair market value of the underlying share on the Offer Date (US$11), the excess of the market value over the Exercise Price is added to the taxable value of the option.

•	Assume the Optionee’s marginal tax rate is 50%.

Based on these facts, the Optionee’s Belgian tax liability for the 2009 income year as a consequence of the grant of the Option would be as follows:

100 shares x US$11/share x 17% x 50%	=	US$93.50

100 shares x (US$11 - US$10) x 50%	=	US$50

Tax liability for 2009 income year	=	US$143.50 (this amount will need to be converted into Euros)

The income tax is due even if the Optionee never exercises the Option or if the Optionee becomes a non-resident of Belgium before the Optionee exercises the Option.

An exception to the general taxation rule is available; the exception would result in favorable tax treatment by reducing the percentage factor from 17% to 8.5% (assuming a 7 year term). To qualify for the favorable tax treatment, the Optionee should execute an “Undertaking” (a sample document is attached to this Supplement) not to exercise any portion of the Option before the end of the third full calendar year following the calendar year of the Offer Date.

Assume the same facts used in the example above, except that the Optionee has executed an Undertaking not to exercise any portion of the Option before January 1, 2013. Under this exception, the Optionee’s tax liability for the 2013 income year would be $96.75. The calculation would be as follows:

100 shares x US$11/share x 8.5% x 50%	=	US$46.75

100 shares x (US$11 - US$10) x 50%	=	US$50

Tax liability for 2009 income year	=	US$96.75 (this amount will need to be converted into Euros)

The income tax is due even if the Optionee never exercises the Option or if the Optionee becomes a non-resident of Belgium before the Optionee exercises the Option.

If the Option is taxed under this first alternative, the Optionee will not be subject to tax when the Optionee subsequently exercises the Option and purchase shares of Fortinet Common Stock under the Plan, unless the Optionee exercises the Option before the date specified in the Optionee’s Undertaking.

Finally, the Optionee should note that the Optionee may also decide to reject the Option within 60 days of the Offer Date, in which case the Optionee will not incur any tax liability (neither under the first alternative nor under the second alternative, discussed below). However, if Optionee rejects the Option (or does not expressly accept the Option), his or her Option will be cancelled and he or she will get no benefit from the Option or any benefits/compensation in lieu of the cancelled Option.

2.	Taxation at Date of Exercise: Example

Under the second alternative, if the Optionee accepts the Option more than 60 days after the Offer Date, the Option will be taxed only upon exercise. This tax treatment is based on a current interpretation of Belgian tax legislation by the Belgian Minister of Finance, which could subsequently be overturned by a court or by the Belgian legislature. Fortinet will not be liable/responsible in any way if taxation at exercise is not achieved as a result in a change in tax law or interpretation thereof.

If the Option is subject to tax at exercise, tax will have to be paid on the difference (or spread) between the fair market value of the shares at exercise and the Exercise Price. Assuming the same facts as in Example 1 above, that the Exercise Price is US$10, Optionee is granted an Option over 100 shares and the Optionee’s marginal tax rate is 50% and further assuming that the fair market value of the shares at exercise is US$15 and Optionee exercises all of the optioned shares, Optionee would pay tax in the amount of US$250 [($15 - 10) x 100 shares x 50%]. (This amount will need to be converted into Euros.)

To choose this tax treatment, the Optionee must accept the grant in writing more than 60 days but no later than the time the Option is exercised from the Offer Date by returning the executed Stock Option Agreement to Fortinet. If the Optionee elects this tax treatment, there is no reason for the Optionee to sign the Undertaking.

General Tax Information

Taxation at Date of Sale

Regardless of when the Optionee accepts his or her offer, the Optionee will not be subject to tax when the Optionee sells shares acquired under the Plan.

Social Security Contributions

Under the first alternative (i.e., Taxation at Offer Date), the Optionee may be subject to social security contributions if the Exercise Price is lower than the market value of the underlying shares on the Offer Date, as determined according to Belgian tax law, in which case the Optionee could be subject to social security contributions on such difference (or “discount”) between the Exercise Price and the market value of the shares on the Offer Date. However, even if a discount exists, there are arguments which support the position that the discount should not be subject to social security contributions, unless the Optionee’s employer reimburses Fortinet for the costs of the Option or is otherwise involved in the administration of the Plan (neither of which is currently the case)[please confirm].

Under the second alternative (i.e., Taxation at Date of Exercise), there are also arguments which support the position that the spread realized upon exercise of the Option should not be subject to social security contributions, unless the Optionee’s employer reimburses Fortinet for the costs of the Option or Fortinet has not granted the Option at its own discretion (neither of which is currently the case) [please confirm]. However, this is not certain, and the Optionee should confirm his or her social security liability with his or her personal tax advisor before the Optionee exercise the Option.

Tax Withholding and Reporting

Under the first alternative, the Optionee’s employer is required to report the taxable amount at the time of the Offer Date on a 281.10 salary form and a 325.10 recapitulative statement that will be given to the Optionee. In addition, the Optionee is responsible for reporting the grant of the Option on the Optionee’s annual tax return. It is the Optionee’s responsibility to pay any taxes due when the Option is offered to the Optionee.

Under the second alternative, the Optionee’s employer should not be required to report or withhold any taxes. The Optionee is responsible for reporting the grant and exercise of the Option on the Optionee’s annual return and to pay any taxes due as a result of the exercise of the Option.

Regardless of the tax treatment, the Optionee also may be required to report any security or bank account the Optionee hold outside of Belgium on the Optionee’s annual tax return.

Accepting the Offer of the Option

If the Optionee decides to accept the Option, the Optionee has to indicate the Optionee’s acceptance by executing the Stock Option Agreement where noted and returning it in its entirety to:

[Insert individual’s name]

Fortinet, Inc.

[insert address]

If the Optionee elects to fall under the first alternative, the Optionee should return the executed Stock Option Agreement as soon as possible, but no later than [insert date] (i.e., 60 days after the Offer Date).

If the Optionee decides to execute the document entitled “Undertaking,” the Optionee must retain the original executed document for submission with the Optionee’s applicable tax return and send a copy of the document to Fortinet with the Optionee’s executed Stock Option Agreement.

As explained above, if the Optionee accepts the offer under the first alternative, the Optionee must pay income tax even if the Optionee never ultimately benefit from the Option. For example, this could occur if the Optionee terminates his or her employment with Fortinet before the Option vests or before the Option is exercised. In addition, the Option could become valueless due to a drop in the value of Fortinet Common Stock, which is not followed by a sufficient recovery before the end of the option term.

If the Optionee elects to fall under the second alternative, the Optionee should return the executed Stock Option Agreement (for Employees in Belgium) after [insert date] (i.e., 60 days after the Offer Date), but no later than the date the Option is exercised. There is no need to execute the Undertaking in this case.

If the Optionee does not expressly accept the Option by signing the Stock Option Agreement where noted and returning it to Fortinet, the Option will be deemed rejected and cancelled. If the Option is deemed rejected, the Optionee will not be subject to tax, but the Optionee will not receive any benefit from the Option or any benefit/compensation in lieu of the cancelled Option.

FORTINET, INC.

2008 STOCK PLAN

UNDERTAKING FOR OPTIONEES IN BELGIUM

TO WHOM IT MAY CONCERN

The undersigned, having received from Fortinet, Inc. (“Fortinet”), an option to purchase [insert] shares of Common Stock of Fortinet, [insert fraction] of which will become exercisable on the one-year anniversary of the Date of Grant and [insert fraction] of which will vest on each subsequent anniversary of the Date of Grant thereafter for a period of [insert number of years] years, with vesting commencing on [insert date] [Please revise vesting schedule as necessary], hereby undertakes:

(i)

not to exercise any portion of this option before January 1, 2013. This undertaking is assumed pursuant to the second paragraph of section 6 of article 43 of the statute of March 26, 1999, for the purpose of obtaining for said option the favorable valuation provided in the first paragraph of said section 6;

(ii)	not to transfer any portion of this option, except in the event of his or her death; and

(iii)

fully to indemnify Fortinet and/or his or her Belgian employer, on first demand, against any tax and/or social security contribution liabilities that may become due as a result of non-compliance with the obligations set forth herein.

Date:

Signature of Optionee

Print Full Name

(Attach this Undertaking to your tax return and return a copy to Fortinet.)

FORTINET, INC.

2008 STOCK PLAN

National Insurance Contributions Election

1.	Parties

This Election is between:

(A)

                         (the “Optionee”), who is eligible to receive stock options to acquire shares (hereinafter referred to as “Options”) granted by Fortinet, Inc. of 1090 Kifer Road, Sunnyvale, CA 94086, United States of America (the “Company”) pursuant to the terms and conditions of the 2008 Stock Plan (the “Plan”), and any successors in interest; and

(B)	Fortinet UK Limited, with registered offices at Sovereign Court, Witan Gate, Central Milton Keynes, Buckinghamshire, MK9 2HP (the “Employer”), which employs the Optionee.

2.	Purpose of Election

2.1

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a “Taxable Event” which gives rise to relevant employment income pursuant to paragraph 3B(1A), Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”), including:

(i)	the acquisition of securities pursuant to the Options (within section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the Options in return for consideration (within section 477(3)(b) ITEPA);

(iii)	the receipt of a benefit in connection with the Options (within section 477(3)(c) ITEPA); and/or

(iv)	post-acquisition charges relating to the Options (within section 427 ITEPA); and/or

(v)	post-acquisition charges relating to the Options (within section 439 ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2	This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

2.3	This Election applies to all Options granted to the Optionee under the Plan on or after up to the termination date of the Plan.

2.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5

This Election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA (employment income: securities with artificially depressed market value).

3.	The Election

The Optionee and the Employer jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Optionee. The

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Optionee understands that by signing this Election he or she will become personally liable for the Employer’s Liability covered by this Election.

4.	Payment of the Employer’s Liability

4.1

The Optionee and the Company acknowledge that the Employer is under a duty to remit the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs, or such other period of time, as prescribed. The Optionee agrees to pay to the Employer the Employer’s Liability on demand, at any time on or after the Taxable Event and hereby authorises the Employer to account for the Employer’s Liability to HM Revenue & Customs.

4.2	Without limitation to Clause 4.1 above, the Optionee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Optionee at any time after the Taxable Event:

(i)	by the withholding in shares in accordance with paragraph 9 of the Nonqualified Stock Option Agreement; and/or

(ii)	by deduction from salary or any other payment payable to the Optionee at any time on or after the date of the Taxable Event; and/or

(iii)	directly from the Optionee by payment in cash or cleared funds; and/or

(iv)	by arranging, on behalf of the Optionee, for the sale of some of the securities which the Optionee is entitled to receive upon the exercise of the Options; and/or

(v)

through any other method as set forth in Section K of the Stock Option Agreement entered into between the Optionee and the Company and as modified by the United Kingdom Country-Specific Tax Obligations/ Withholding Authorization set forth in Exhibit A to the Stock Option Agreement.

4.3

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities under the Stock Option Agreement to the Optionee until full payment of the Employer’s Liability is received.

5.	Duration of Election

5.1

The Optionee and the Employer agree to be bound by the terms of this Election regardless of whether the Optionee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2	This Election will continue in effect until the earliest of the following:

(i)	the date on which both the Optionee and the Employer agree in writing that it should cease to have effect;

(ii)	the date on which the Employer serves written notice on the Optionee terminating its effect;

(iii)	the date on which HM Revenue & Customs withdraws approval of this Form of Election; or

(iv)	the date on which the Election ceases to have effect according to its terms.

5.3	This Election will continue in force regardless of whether the Optionee ceases to be an employee of the Employer.

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Signed by [INSERT NAME OF OPTIONEE]

The Optionee
National Insurance No.
Date

Signed for and on behalf of Fortinet UK Ltd.

The Employer
Position

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